UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 27, 2023
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OneSpan Inc.
(Exact name of registrant as specified in charter)
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Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
121 West Wacker Drive, Suite 2050
Chicago, Illinois 60601
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (312) 766-4001
N/A
(Former name or former address, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OSPN	Nasdaq Capital Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01    Regulation FD Disclosure

OneSpan, Inc. (“OneSpan”, the “Company”, “we”, “us”, or “our”) is providing a progress update with respect to the adjustments to our operating model and the related cost reduction actions (the “Actions”) that we announced on August 9, 2023. As previously disclosed, the Actions are expected to consist primarily of workforce reductions.

During the quarter ending September 30, 2023, OneSpan has made organizational changes to support its revised operating model and has completed a significant number of Actions. Additional organizational changes and Actions are planned for completion during the quarter ending December 31, 2023, which we believe will position the Company to achieve greater operational efficiency and higher levels of adjusted EBITDA as we start 2024. As a result, we expect by the end of 2023 to have completed approximately 85% of the workforce reductions that are planned as part of the Actions, which is equivalent to total expected annualized savings of approximately $31 million. Most of the remaining workforce reduction actions are expected to occur over the course of 2024 as several Company projects are completed during the year. We currently expect to incur restructuring charges of approximately $11 to $12 million in employee transition and severance payments (not including any retention-related payments to employees).

In light of our progress to date and our visibility into planned Actions through the end of 2024, we have confidence in our ability to achieve our targeted 2024 adjusted EBITDA margin of at least 20%. We are continuing to focus on improving our operating model, driving toward the aspirational goal of attaining a level of 30% under the “Rule of 40” framework by the time we exit 2024. Please see “Definitions” below for further information on the Rule of 40. We are reiterating the following previously provided metrics: fiscal year 2023 revenue guidance of $226 million to $232 million and adjusted EBITDA guidance of $0 to $3 million; fiscal year 2024 revenue target of low- to mid-single digits growth over 2023 revenue; and fiscal year 2024 adjusted EBITDA margin target of 20% to 23%.

We expect a cash, cash equivalents, and short term investments balance of approximately $65 to $70 million dollars at year-end 2023, including the impact of restructuring payments of approximately $7.0 million, capitalized expenditures of approximately $4.0 million, share repurchases of $3.5 million in the quarter ending September 30, 2023, and other changes in operations and net working capital items, but excluding the impact of any other potential capital management activities such as additional share repurchases and/or dividends. To date in 2023, we have repurchased 305,381 shares of our common stock at an average price of $11.518 per share under our existing share repurchase program, which authorizes the repurchase of up to $50 million in shares of our common stock. Our Board of Directors recognizes the limited trading liquidity in OneSpan’s common stock and plans to consider additional mechanisms to return excess capital to shareholders.

Adjusted EBITDA, adjusted EBITDA margin and the Rule of 40 framework are non-GAAP metrics. We are not providing a reconciliation of guidance or targets for adjusted EBITDA, adjusted EBITDA margin or Rule of 40 to GAAP net income, the most directly comparable GAAP measure, because we are unable to predict certain items included in GAAP net income without unreasonable efforts. Please see below under “Non-GAAP Financial Measures” for further information about adjusted EBITDA, adjusted EBITDA margin and the Rule of 40.

The information reported under Item 7.01 in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Non-GAAP Financial Measures

We report financial results in accordance with GAAP. We also evaluate our performance using certain non-GAAP financial metrics, including adjusted EBITDA, adjusted EBITDA margin and the Rule of 40 framework. Our management believes that these non-GAAP measures, when taken together with the corresponding GAAP financial metrics, provide useful supplemental information regarding the performance of our business, as further discussed below.

These non-GAAP financial measures are not measures of performance under GAAP and should not be considered in isolation or as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP financial measures are useful for the purposes described below, they have limitations associated with their use, since they exclude items that may have a material impact on our reported results and may be different from similar measures used by other companies.

Definitions

We define adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, long-term incentive compensation, restructuring and other related charges, and certain non-recurring items, including acquisition related costs, lease exit costs, rebranding costs, and non-routine shareholder matters. We use adjusted EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that adjusted EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation, amortization, long-term incentive compensation, impairment of intangible assets, restructuring costs, and certain other non-recurring items, we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation, amortization, long-term incentive compensation, non-routine shareholder matters), deal with the structure or financing of the business (e.g., interest, one-time strategic action costs, restructuring costs, impairment charges) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). In addition, removing the impact of these items helps us compare our core business performance with that of our competitors.

We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue for a specified period.

We define the Rule of 40 as the sum of (i) our adjusted EBITDA margin for a specified period plus (ii) our year-over-year revenue growth rate, expressed as a percentage, for the same period. For example, a Rule of 40 attainment level of 30% would mean that the sum of our adjusted EBITDA margin for a specified period plus the year-over-year revenue growth rate for that period would equal 30%. We use the Rule of 40 as a financial framework because it is a well-known framework in our industry, and therefore helpful to our investors; it allows us to measure our progress in achieving a balance between adjusted EBITDA margins and revenue growth; and it enables us to measure our financial performance against those of our peers.

As noted above, we are not providing a reconciliation of guidance or projections of adjusted EBITDA, adjusted EBITDA margin or Rule of 40 to GAAP net income, the most directly comparable GAAP measure, because we are unable to predict certain items included in GAAP net income without unreasonable efforts.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of applicable U.S. securities laws, including: statements regarding the outcomes we expect from the Actions, including the ability of the Actions to achieve greater operational efficiency and higher levels of adjusted EBITDA as we start 2024; our expectation that we will complete approximately 85% of the workforce reductions that are planned as part of the Actions by the end of 2023, and the total annualized savings that those workforce reductions are expected to achieve; the anticipated timing of workforce reductions for 2024 and thereafter; the size of the expected restructuring charges we will incur related to employee transition and severance payments; our level of confidence in our ability to achieve a 2024 adjusted EBITDA margin of at least 20%; our aspirational goal of achieving a level of 30% under the Rule of 40 framework by the time we exit 2024; our 2023 revenue and adjusted EBITDA guidance and 2024 revenue growth and adjusted EBITDA margin targets; our cash, cash equivalents, and short term investments balance as of year-end 2023; the impact or likelihood of occurrence of potential capital management activities such as additional share repurchases or dividends; and our plans to consider additional mechanisms to return excess capital to shareholders. Forward-looking statements may be identified by words such as "seek", "believe", "plan", "estimate", "anticipate", “expect", "intend", "continue", "outlook", "may", "will", “target”, “drive towards”, "should", "could", “confident”, “goal”, or "might", and their variants and other similar expressions. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Important factors that could materially affect our business and financial results include, but are not limited to, factors described in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as updated by the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. We do not have any intent, and disclaim any obligation, to update the forward-looking information to reflect events that occur, circumstances that exist or changes in our expectations after the date of this Form 8-K, except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2023	OneSpan Inc.

/s/ Jorge Martell
Jorge Martell
Chief Financial Officer (Principal Financial Officer)